UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2021

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2021, Veoneer, Inc., a Delaware corporation (the “Company”), announced the execution of that certain Master Collaboration Agreement (the “MCA”) between the Company and Qualcomm Technologies, Inc., a corporation organized under the laws of Delaware (“QTI”), effective as of January 25, 2021 (the “Effective Date”). The Company previously announced the intended collaboration with QTI on August 27, 2020.
Pursuant to the MCA, the parties will collaborate on the development, manufacture, marketing, sale and support of both (a) next-generation camera vision perception software, known as GVP5 (“GVP5”), and associated driving policy software (together, including GVP5, the “Stack”) and (b) system-on-chip devices (SoCs) designed to support the Stack and the related board support package and other associated software for such SoCs (“QTI SoCs”). The parties will cooperate to make available the Stack and QTI SoCs as an integrated offering (“Combined Offering”) to (i) direct suppliers to automobile manufacturers (“Tier 1 Suppliers”), (ii) automobile manufacturers (“OEMs”) directly (Tier 1 Suppliers and OEMs, collectively, the “Target Customers”), and (iii) the Company as a Tier 1 Supplier of integrated solutions provided directly to OEMs.
The Company will, during a transition period beginning on the Effective Date, create a separate organization within the Company that consists of subsidiaries focused on the development and support of camera vision perception software and associated driving policy software (such organization, “StackCo”). StackCo will operate under the name “Arriver.” StackCo will be set up in accordance with a structuring and resources plan that will be updated by the parties from time to time and provides for the orderly contribution of assets, intellectual property license rights and personnel of the Company primarily related to the business of developing, supporting and licensing the Stack. QTI will have the right to approve certain material changes to the resources plan. The personnel dedicated to StackCo, will, subject to a transition period, work in a location that is separated physically from the Company as a Tier 1 Supplier (“Main Veoneer”). Additionally, StackCo will have certain of its own engineering, sales, support, internal business controls and quality control personnel, and such personnel will report directly or indirectly to StackCo’s managing director; however, StackCo will share with the Company some of these and other resources. StackCo will also be subject to certain information handling protocols to protect any non-public information of any customers of QTI or StackCo from being shared with Main Veoneer. The Company will appoint the managing director of StackCo, and certain representatives of the Company and QTI will have meetings from time to time to ensure continuous alignment of the parties with respect to the collaboration.
As set forth in the MCA, (a) StackCo will develop the Stack, work with QTI to integrate the Stack with the QTI SoCs to develop the Combined Offering and support QTI in the marketing of the Combined Offering and in providing support to the Target Customers, and (b) QTI will develop the QTI SoCs, work with StackCo to integrate the Stack with the QTI SoCs to develop the Combined Offering, coordinate with StackCo in QTI’s marketing and sale of the Combined Offering, manufacture the QTI SoCs, supply the QTI SoCs to the Company and support the QTI SoCs, both separately and as integrated into the Combined Offering. QTI will have responsibility for selling and marketing the Combined Offering to Target Customers. The sales and marketing will be as provided in a go-to-market and marketing plan. The Company will have the right to approve any material modifications to the marketing plan. StackCo will also be responsible for the continued development and support of the predecessor of the Stack (including GVP4 and applications for particular OEMs) (collectively, the “Legacy Stack”), to the same extent as if such business were a fully integrated part of the Company and not part of a separate organization.
The parties will enter into separate agreements to provide for the Company’s license of the Stack to QTI and QTI’s supply of the QTI SOCs to the Company. The parties have agreed to budgetary (subject to change) pricing terms for the license of the Stack and supply of the QTI SOCs. The MCA contemplates that the parties will maintain a business relationship pursuant to the terms and conditions of these agreements even if the planned collaboration as provided in the MCA is terminated.
The parties will agree on a collaboration roadmap that will address, among other things, the architecture, functionality, performance, development targets, deliverables, timing of deliverables, milestones, key performance indicators and release schedules, and other plans for the Stack, the QTI SoCs and the Combined Offering and the parties’ roles and responsibilities with respect to such matters. The parties will discuss and consult on changes to the roadmap as necessary to respond to evolving market demands, cost and budget considerations and requests of Target Customers (including Main Veoneer), and each of the parties maintains the right to change its product except for certain core requirements.
If the Company receives an unsolicited third-party offer to acquire the StackCo Business (as defined in the MCA) or the Company, or the Company initiates a process to sell the StackCo Business or the Company, the Company must give notice thereof to QTI. In the case of such a third-party offer for, or initiation of a process to sell, the StackCo Business, the Company must provide QTI an opportunity to negotiate a term sheet to provide for the purchase of the StackCo Business prior to entering into an agreement with a third-party acquirer. In the case of such initiation of a process to sell the Company, the Company must consider any QTI offer for StackCo or the Company before concluding any agreement for the sale of the Company. Such protection rights of QTI will expire on the earliest of (a) December 31, 2024, (b) the date that QTI promotes, markets or sells, or enters into an agreement to promote, market or sell, a Non-StackCo Stack (as defined below) or (c) the date that QTI fails to timely provide a QTI Notice (as defined below).
Prior to QTI (a) purchasing or developing (including collaborating in the development of) a Non-StackCo Stack, (b) promoting, marketing or selling a Non-StackCo Stack or (c) entering into any agreement relating to a Non-StackCo Stack (including a non-binding letter of intent or term sheet), QTI will provide notice thereof to the Company (“QTI Notice”). A “Non-StackCo Stack” means a vision perception or drive policy stack, including any technology therefor, whether implemented in software, silicon, or otherwise, which could wholly or partly replace the intended functions of the Stack. If QTI receives a request from a Tier 1 Supplier or OEM to supply a feature or capability that is not provided or intended to be provided by the Stack, QTI must first discuss the feature or capability and the request therefor with StackCo, and give StackCo the opportunity to add the feature or capability to the collaboration roadmap. If StackCo decides it will not or cannot provide the feature or capability within the customer’s desired requirements for production, QTI may develop or obtain the feature or capability for the customer in accordance with the customer requirements.
The MCA and related agreements will survive an acquisition or change of control of the Company or StackCo. However, (a) if the Company is acquired by a third party and continues to own StackCo, and (b) either (i) the acquirer wrongfully terminates the MCA, or (ii) QTI terminates the MCA for a material breach by the Company, QTI will no longer be obligated to maintain the QTI SOC pricing terms agreed to by the parties. If there is an acquisition or change of control of StackCo, the Company may maintain its relationship with StackCo or such acquirer (and may enter into a separate agreement with StackCo or such acquirer) for the licensing and support of the Stack.
Upon prior written notice to the other party, either party may assign the MCA to a successor in connection with a reorganization, merger, consolidation, acquisition or other transaction involving a substantial part of the business to which the MCA relates (including, in the case of the Company, the StackCo Business), without the other party’s prior written consent, provided that the successor is not one of the competitors of QTI described in the MCA.
The MCA has an initial term of five years and will automatically renew for successive periods of one year each unless a party provides a written notice of non-renewal at least 180 days prior to the end of the then-current initial term or renewal term, as applicable. The MCA may be terminated by a party under certain circumstances, including these: (a) the Company may terminate if QTI promotes, markets, sells, or enters into an agreement to promote, market or sell, a Non-StackCo Stack, (b) either party may terminate if (i) it reasonably determines that certain changes made by the other party to the collaboration roadmap materially adversely affect the marketability or competitiveness of the Combined Offering, (ii) the other party has materially failed to comply with the collaboration roadmap, or (iii) it reasonably determines that the other party has materially failed to comply with its obligations under the marketing plan, or that, because of market circumstances, the marketing plan commitments of the other party are likely not adequate to make the Combined Offering competitive, or (c) QTI does not provide its consent to a proposed assignment of the MCA to a QTI competitor.
The entire liability of each of the Company and QTI, including their affiliates, and the sole and exclusive remedy of the parties, including their affiliates, for any claim or cause of action arising under the MCA will not exceed $1,000,000. The misuse of the other party’s intellectual property or a breach of the confidentiality obligations in the MCA are not subject to such limitation. The MCA also provides for certain customary representations and warranties and confidentiality obligations of the parties.
The foregoing summary of the MCA is qualified in its entirety by reference to the full text of the MCA, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, and is incorporated herein by reference.
A copy of the press release announcing the entry into the MCA is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Veoneer, Inc. dated January 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Veoneer, Inc. dated January 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date:  January 29, 2021